Exhibit 3.4

Certificate of Continuation Number:	C1238305

BUSINESS CORPORATIONS ACT

ARTICLES

of

OVINTIV CANADA ULC

(formerly, OVINTIV CANADA INC.)

(hereinafter referred to as the “Company”)

ARTICLE 1

INTERPRETATION

1.1

Interpretation - In these articles of the Company words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; “articles” include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival; “board” shall mean the board of directors of the Company; “Business Corporations Act” shall mean the Business Corporations Act (British Columbia) and all regulations thereto, as amended from time to time, or any Act or regulations that may hereafter be substituted therefor; “Interpretation Act” shall mean the Interpretation Act (British Columbia), as amended from time to time; “meeting of shareholders” shall mean and include an annual meeting of shareholders and a special meeting of shareholders of the Company; and “signing officers” means any person authorized to sign on behalf of the Company pursuant to Article 7.2

1.2

Business Corporations Act and Interpretation Act Definitions Applicable; Conflict - The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these articles. If there is a conflict between these articles and the Business Corporations Act, the Business Corporations Act will prevail.

ARTICLE 2

DIRECTORS

2.1

Calling of and Notice of Meetings - Meetings of the board shall be held at such place and time and on such day as the president or a vice-president, if any, or any one director may determine. Notice of meetings of the board shall be given to each director not less than 24 hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board was elected.

2.2

Votes to Govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

2.3

Interest of Directors and Officers Generally in Contracts - No director or officer shall be disqualified by his office from contracting with the Company nor shall any contract or arrangement entered into by or on behalf of the Company with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Business Corporations Act.

2.4	Additional Directors - The board may, subject to the Business Corporations Act, appoint one or more additional directors other than the first directors of the Company.

ARTICLE 3

SHAREHOLDERS’ MEETINGS

3.1

Quorum - At any meeting of shareholders, a quorum shall be one person present in person entitled to vote thereat and holding or representing by proxy not less than 50.1 per cent of the votes entitled to be cast thereat.

3.2	Location - Meetings of shareholders may be held at such other location outside of British Columbia that the board may determine.

ARTICLE 4

MEETING BY TELEPHONE

4.1

Directors and Shareholders - A director may participate in a meeting of the board or of a committee of the board and a shareholder may participate in a meeting of shareholders by electronic means, telephone or other communication facilities that permit all persons participating in any such meeting to hear each other.

ARTICLE 5

SHARES AND SHARE TRANSFERS

5.1	Authorized Share Structure - The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the notice of articles of the Company.

5.2

Director Consent - No share in the capital of the Company shall be transferred without the express consent of the directors of the Company and the directors of the Company are not required to give any reason for refusing to consent to any such transfer.

ARTICLE 6

INDEMNIFICATION

6.1

Indemnification of Directors and Officers - The Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Business Corporations Act.

6.2

Indemnity of Others - Except as otherwise required by the Business Corporations Act and subject to Article 6.1, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Company and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

6.3

Right of Indemnity Not Exclusive - The provisions for indemnification contained in these articles shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

6.4

No Liability of Directors or Officers for Certain Matters - To the extent permitted by law, no director or officer for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Company shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Company shall be employed by or shall perform services for the Company otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a director or officer of the Company shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

ARTICLE 7

BANKING ARRANGEMENTS, CONTRACTS, ETC.

7.1

Banking Arrangements - The banking business of the Company, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by consent resolution and all such banking business, or any part thereof, shall be transacted on the Company’s behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by consent resolution and to the extent therein provided.

7.2

Execution of Instruments - Contracts, documents or instruments in writing requiring execution by the Company may be signed by any one director or officer of the Company, and all contracts, documents or instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The board is authorized from time to time by consent resolution to appoint any officer or officers or any other person or persons on behalf of the Company to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term “contracts, documents or instruments in writing” as used in these articles shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds (including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities), share certificates, warrants, bonds, debentures and other securities or security instruments of the Company and all paper writings.

7.3

Voting Rights in Other Bodies Corporate - The signing officers of the Company may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Company. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

ARTICLE 8

MISCELLANEOUS

8.1

Invalidity of Any Provisions of These Articles - The invalidity or unenforceability of any provision of these articles shall not affect the validity or enforceability of the remaining provisions of these articles.

8.2

Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

8.3

Number of Shareholders - The number of shareholders of the Company, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Company, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Company, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as one shareholder.

8.4	Public Offering - Any invitation to the public to subscribe for securities of the Company is prohibited.

ARTICLE 9

SPECIAL RIGHTS AND RESTRICTIONS

ATTACHED TO COMMON SHARES AND PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Common shares in the capital of the Company (the “Common Shares”) and the Preferred shares in the capital of the Company (the “Preferred Shares”) are as set out herein.

9.1	The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(a)

Payment of Dividends - The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the board out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board may from time to time determine. Subject to the rights of the holders of any other class of shares of the Company entitled to receive dividends in priority to or concurrently with the holders of the Common Shares, the board may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Company.

(b)

Participation upon Liquidation, Dissolution or Winding Up - In the event of the liquidation, dissolution, or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Company entitled to receive assets of the Company upon such a distribution in priority to or concurrently with the holders of the Common Shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the Common Shares at the time outstanding without preference or distinction.

(c)

Voting Rights - The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Company and to one (1) vote in respect of each Common Share held at all such meetings.

9.2	The rights privileges, restrictions and conditions attaching to the Preferred Shares are as follows:

(a)

Series - The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of Articles 9.2(b) and (c), the board may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of Preferred Shares.

(b)

Payment of Dividends & Participation upon Liquidation, Dissolution or Winding Up of the Preferred Shares - The Preferred Shares shall be entitled to priority over the Common Shares and all other shares ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets of the Company in the event of any liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs.

(c)

Payment of Dividends & Participation upon Liquidation, Dissolution or Winding Up of a Series - The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of assets of the Company in the event of any liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs.

~ Signature page immediately follows ~

The Company has as its articles these articles.

Full name and signature of a director	Date of signing
January 24, 2020
Director